UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2008

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11860	04-3144936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Avenue, Campbell, CA	95008
_______________________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 866-8300

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On July 15, 2008, Focus Enhancements, Inc. (the “Company” or “Focus”) completed the closing of the purchase of certain intellectual property rights for a prototype chipset developed by AudioMojo, Inc. (the “Chipset”) and owned by Hallo Development Co., LLC (“Hallo”), pursuant to a purchase agreement (the “Purchase Agreement”) entered into between the Company and Hallo, as previously disclosed in Item 1.01 of Form 8-K filed on July 1, 2008.

The consideration paid by the Company consists of (a) 1,800,000 shares of Focus’ common stock, 300,000 shares of which are to be held in escrow subject to Hallo’s indemnification obligations for the Company, and (b) a revenue share relating to the future sales of the Chipset extending over a period of three years from the date of first commercial shipment (“FCS”).  The revenue share is equal to (a) 10% of net sales in the first year after FCS, (b) 7.5% of net sales in the second year after FCS and (c) 5% of net sales in the third year after FCS.

Notwithstanding Rule 144 of the Securities Act of 1933, as amended, the shares of Focus’ common stock issued in connection with this transaction are subject to restrictions against sale by Hallo to any third party until the earlier of (a) the date at which Focus has sold and received $1,000,000 in net revenues from the Chipset or (b) December 31, 2009.

A copy of the press release announcing such notice is included as Exhibit 99.1 hereto.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in Item 3.01 of Form 8-K filed on June 20, 2008, the Company received a letter from The Nasdaq Stock Market notifying the Company that its common stock market value of listed securities had been below the minimum $35,000,000 required for continued inclusion as set forth in Marketplace Rule 4310(c)(3)(B) (the “Rule”) for the previous ten consecutive trading days. Therefore, in accordance with Marketplace Rule 4310(c)(8)(C), the Company was provided 30 calendar days, or until July 16, 2008, to regain compliance with the Rule.

On July 21, 2008, the Company received a letter from The Nasdaq Stock Market notifying the Company that it has not regained compliance in accordance with Marketplace Rule 4310(c)(8)(C). Accordingly, the Company’s securities will be delisted from The Nasdaq Capital Market. In that regard, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on July 30, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company will appeal its delisting to the Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Nasdaq Listing Qualifications Panel’s decision. The request for a hearing must be received by the Nasdaq Hearings Department no later than 4:00 p.m. Eastern Time on July 28, 2008.

If the Company fails in its efforts to retain its listing on the Nasdaq Capital Market, its shares may be quoted on the OTC Electronic Bulletin Board or some other quotation medium, such as the pink sheets, depending on its ability to meet the specific listing requirements of the specific quotation system and market makers’ willingness to quote the Company’s shares on either of these mediums.

A copy of the press release announcing such notice is included as Exhibit 99.2 hereto.

Forward Looking Statements

Statements in this report concerning the Company’s ability to be quoted on the OTC Electronic Bulletin Board or some other quotation medium and any other statement that may be construed as a prediction of future performance or events are forward looking statements that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such statements.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Focus Enhancements Closes Digital Wireless Audio Technology Acquisition

99.2	Focus Enhancements Receives NASDAQ Delist Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date:  July 21, 2008                                         By: /s/ Gary L. Williams
                    Gary L. Williams
                    Executive VP of Finance and ChiefFinancial Officer